Calculation of Filing Fee Tables
F-10
SUNCOR ENERGY INC
Table 1: Newly Registered Securities	☑Not Applicable
	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid
Fees Previously Paid
		Total Offering Amounts:				$ 0.00		$ 0.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 0.00
		Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Unallocated (Universal) Shelf			$ 5,000,000,000.00	F-10	333-279937	06/04/2024
Prospectus Note
[1]	(a) There are being registered hereunder an indeterminate number of Debt Securities, Common Shares, Preferred Shares, Subscription Receipts, Warrants, Units, Share Purchase Contracts and Share Purchase Units or any combination thereof in one or more series (collectively, the "Securities") of Suncor Energy Inc. (the "Registrant") as from time to time may be issued at prices determined at the time of issuance. (b) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (c) The prospectus contained herein relates to an aggregate of US$5,000,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$5,000,000,000 of unsold securities that were previously registered under the Registrant's Registration Statement on Form F-10, as amended (File No. 333-279937), which became effective upon filing on June 4, 2024 (the "Prior Registration Statement"). No separate registration fee is payable with respect to such securities, as such securities were previously registered on the Prior Registration Statement.